UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021 (December 2, 2021)

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 9th Fl

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(917)-292-2685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VRAR	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 Entry into a Material Definitive Agreement

On December 2, 2021, The Glimpse Group, Inc. (the “Company”) entered into a Membership Interest Sale Agreement (the “Agreement”) with Sector 5 Digital, LLC (“S5D”) and Jeff Meisner, Jeff Meade, Doug Fidler, and Brandy Cardwell (these four individuals, collectively, the “Sellers”). Under the Agreement, the Sellers, who collectively own all (100%) of the membership interests of S5D, agree to sell all of the membership interests in S5D to the Company in exchange for a total potential purchase price of twenty seven million dollars ($27,000,000), with an initial payment of eight million dollars ($8,000,000) upon closing. The initial payment consists of four million dollars ($4,000,000) cash and four million dollars ($4,000,000) worth of shares of common stock of the Company. Of the potential purchase price, nineteen million ($19,000,000), or approximately 70%, is dependent on the achievement of revenue growth milestones over the next three years. Of the total purchase price, up to six million dollars ($6,000,000), or approximately 22%, is in cash and the remaining twenty one million dollars ($21,000,000), or approximately 78%, is in shares of common stock of the Company.

S5D is an award-winning, enterprise focused, immersive technology company that combines innovative storytelling with emerging technologies for industry leading organizations. It helps companies transform their brands by creating digital content for marketing, communications, sales, entertainment, virtual events, training and simulation. Key customers include: American Airlines, BAE Systems, Bell Flight, Ecolab, Galderma, Halliburton, Recaro, Textron Systems and others. S5D has approximately 25 employees, was founded in 2014 and is based in Fort Worth, Texas.

The foregoing summary of the Agreement is subject to and qualified in its entirety by the text of the Agreement, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On December 2, 2021, the shareholders representing the majority of the voting interest of the Company approved the aforementioned Agreement by written consent.

ITEM 7.01 Regulation FD Disclosure

On December 2, 2021, the Company issued a press release announcing its entry into the aforementioned Agreement.

A copy of the press release is attached herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Exhibits

Exhibit No.	Description

99.1	Press Release dated December 2, 2021
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2021

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer